RESEARCH AGREEMENT


     THIS AGREEMENT, made and entered into this 26th day of December 1996 between ELAST TECHNOLOGIES CORPORATION with offices at 2110 Pinto Lane, Las Vegas, Nevada 89106 (hereinafter referred to as "Sponsor") and THE CHARLES STARK DRAPER LABORATORY, INC., a nonprofit Massachusetts Corporation, having offices at 555 Technology Square, Cambridge. Massachusetts 02139 (hereinafter referred to as the "Laboratory").

     WITNESSETH: That, for the purpose of promoting the increase of useful knowledge and in consideration of the mutual promises and covenants herein contained, the Parties hereto agree, as follows:

I. During the period of 1 January 1997 through 30 June 1997 the Laboratory shall provide engineering services to the Sponsor in accordance with the statement of work identified as Enclosure A, attached hereto and incorporated herein by reference. The Laboratory shall use its best efforts in performing the work required under this agreement.

II. The estimated total cost to perform the work on a cost plus fixed fee basis is:

               Total Estimated Cost       $     33,103
               Fixed Fee                         2,616
                                          ------------
               Total Price                $     35,719

     The Laboratory agrees not to exceed the total price unless so authorized by Sponsor in writing.

III. Invoices shall be rendered to Sponsor by the Laboratory on or about the fifteenth of each month and shall cover charges incurred on the project during the preceding month. The final invoice shall be submitted for the final month or fraction thereof promptly after completion of the project. Sponsor agrees to pay the invoices of the Laboratory, so rendered, within thirty (30) days after receipt. Final order invoices will be issued using Interim Rates/Quick Closeout Procedures.

IV. Title to any invention made or conceived in the performance of this research agreement by any employee, agent, or any other person acting for the Laboratory will remain with the Laboratory which shall have the sole right to determine disposition of any patent application or other rights resulting therefrom, provided that upon issue of any patent on any such invention or discovery, the Laboratory shall grant to Sponsor an irrevocable, royalty-free, non-exclusive license for the use of any such invention or discovery. With respect to any invention or discovery which the Laboratory determines not to patent. this Agreement constitutes a grant to Sponsor of an trrevocable. royalty-free, non-exclusive license for the use thereof. The Laboratory will require all employees, agents, or other persons acting for it engaged in the research to execute written agreements by which they bind themselves to perform as stated herein.

V. The Laboratory agrees that it will exercise all reasonable precautions to maitain in confidence Sponsor's proprietary information, and so identified, which has been disclosed or will be disclosed to the Laboratory in confidence except such information which is already known to the Laboratory, has become or later becomes public or part of the public domain or comes to the Laboratory, ahs become or later becomes public or part of the public domain or comes to the Laboratory form another source without a similar obligation of confidentiality.

     The Laboratory reserves the right to disseminate information developed by it in the course of this research provided that proprietary information of sponsor is not disclosed. The Laboratory shall furnish sponsor with a preprint of the information to be disseminated thirty (30) days prior to publication of same for Sponsor's review to assure compliance with the preceding paragraph. Sponsor shall, within fifteen (15) days of receipt advise the Laboratory of any failure of compliance with the preceding paragraph.

     It is agreed and understood that the Laboratory is an independent contractor with respect to Sponsor and not an employee or servant in any respect, and neither the Laboratory nor any subcontractors nor any of their officers, employees, or agents shall have any authority or power whatsoever to incur indebtedness or liability of any kind on behalf of or in the name of Sponsor to commit Sponsor in any other manner. The officers, employees, and agents of the Laboratory and of any subcontractors are under no circumstances to be deemed to be employees of Sponsor and shall not be entitled to any benefits or other compensation hereunder.

VI. The Laboratory and the Sponsor understand that the electro-physiological responses to be measured by the electronics assembly are new and not, as yet, well understood. The Sponsor will, therefore, indemnify and save harmless the Laboratory from all claims resulting from the Laboratory's participation in this effort.

VII. It is also mutually agreed that no advertising, promotional. or publicity matter containing any reference to either of the parties hereto, or to any of their employees, shall be made use of by either party or anyone in their behalf, unless and until the same shall have first been submitted by the one party or to the other party and approved in writing, except for publication in the Laboratory's house organ and annual report.

VIII. Either party may terminate this Agreement upon ninety (90) days written notice to the other party. In the event of such termination prior to submission of the final invoice, Laboratory's fixed fee shall be reduced in accordance with the following formula:

                                                          Total of Costs Invoiced (per Section III)
     Reduced Fixed Fee = Fixed Fee (per Section II) X   ---------------------------------------------
                                                            Total Estimated Cost (per Section II)

IX. Any notice, invoice, tender, or delivery to be given hereunder by either party to the other may be effected in writing personally delivered or sent by registered or certified mail, postage prepald, return receipt requested, and shall be deemed communicated on the date of personal delivery or seventy-two
(72) hours after such mailing, as the case may be. Mailed notices shall be addressed to the parties as their addresses appear above, but each party may change his address by prior written notice given in accordance with this section.

X. This Agreement contains the entire Agreement between the parties relating to the rights herein granted and the obligations herein assumed. No oral representations or modifications concerning this Agreement shall be of any force or effect unless contained in a subsequent modification in writing signed by the party to be charged.

XI. This Agreement is entire as to all of the performance to be rendered under it. Breach of any of the performance to be rendered by either party shall constitute a breach of the entire Agreement and shall give the other party the right to terminate this Agreement.

XII. This Agreement shall not be assigned by the Laboratory without the prior written consent of Sponsor.

XIII. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Undersigned have set forth their hands and seals as of the date and year first written.

ELAST TECHNOLOGIES CORPORATION         THE CHARLES STARK DRAPER LABORATORY, INC.

By /s/ Robert Milne, M.D.              By /s/ [ILLEGIBLE]
   -------------------------------        --------------------------------------

Title  President                       Title  D.C. DRISCOLL
      ----------------------------            VICE PRESIDENT & TREASURER
                                             -----------------------------------

Date  12/18/96                         Date  DEC 26 1996
      ----------------------------           -----------------------------------

                                      E-6